UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 23, 2014

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

————————————————————————————————
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

————————————————————————————————————

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2014, Gerald B. Blouch and Invacare Corporation (the “Company” or “Invacare”) entered into a Retirement Agreement and Release (the “Retirement Agreement”) memorializing the terms of Mr. Blouch’s retirement and resignation as the President and Chief Executive Officer of the Company, and as a Director of the Company, effective as of July 31, 2014.
The Board of Directors has appointed Robert K. Gudbranson, the Company’s Senior Vice President and Chief Financial Officer, to serve in the additional capacities of Interim President and Chief Executive Officer, effective upon Mr. Blouch’s retirement, while retaining his role as the Company’s Chief Financial Officer. Mr. Gudbranson has served as Senior Vice President and Chief Financial Officer of the Company since April 2008. From October 2005 until April 2008, Mr. Gudbranson served as Vice President of Strategic Planning and Acquisitions for Lincoln Electric Holdings, Inc., a $2 billion global manufacturer of welding, brazing and soldering products. Prior to joining Lincoln Electric, Mr. Gudbranson held various roles of increasing responsibility for Invacare, including: Director of Business Development and Investor Relations, Assistant Treasurer and European Finance Director.
The Invacare Board of Directors will be launching a comprehensive executive search process to identify a permanent Chief Executive Officer and will retain a leading executive recruiting firm to assist in the national search. The search will include a full review of both internal and external candidates.
Interim CEO Employment Agreement
In connection with the appointment of Mr. Gudbranson to the additional capacities of Interim President and Chief Executive Officer, on July 23, 2014, the Company and Mr. Gudbranson entered into an employment agreement (the “Employment Agreement”). The Employment Agreement supersedes and replaces any other prior agreements, contracts or promises with respect to Mr. Gudbranson’s employment with the Company, except to the extent provided in the Employment Agreement. The principal terms of the Employment Agreement provide that:

•
Mr. Gudbranson’s salary will be increased to $750,000 on an annualized basis, for the period (the “Interim CEO Period”) commencing on August 1, 2014 (the “Start Date”) and ending on the earlier of (1) 12 months after the Start Date or (2) the effective date (the “New CEO Commencement Date”) on which a new President and Chief Executive Officer of the Company commences employment with the Company on a non-interim basis;

•	Mr. Gudbranson’s target incentive amount under the Company’s Executive Incentive Bonus Plan will be increased to 100% of his salary for the Interim CEO Period;

•
Mr. Gudbranson will be granted such number of shares of time-based restricted stock (the “Special Restricted Stock Award”) under the Company’s 2013 Equity Compensation Plan (the “2013 Plan”) as shall equal $250,000 divided by the closing price per share of the Company’s common shares as quoted on the New York Stock Exchange on August 1, 2014, to be granted on the Start Date and subject to vesting based on the following schedule: 50% on November 15, 2015, 25% on November 15, 2016 and 25% on November 15, 2017; and

•
Mr. Gudbranson will receive severance protection terms (and agreed to forego his existing severance protection rights under his offer letter agreement with the Company) which provide for the following:

(A)
if Mr. Gudbranson is terminated without cause or resigns for good reason (each as defined in the Employment Agreement) during the period commencing on the Start Date and ending 12 months after the New CEO Start Date (the “Protected Period”), he would receive (i) 18 months of salary continuation at the rate of $430,700 annually, and (ii) acceleration of vesting of the Special Restricted Stock Award; and

(B)
if Mr. Gudbranson is terminated without cause (as defined in the Employment Agreement) after the Protected Period, he would receive 18 months of salary continuation at the rate of $430,700 annually, plus a prorated amount of any bonus, if any, that is ultimately earned with respect to the year of termination.

The foregoing summary of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.
Retirement Agreement
The Retirement Agreement with Mr. Blouch supersedes and replaces any other prior agreements, contracts or promises with respect to Mr. Blouch’s employment or separation from the Company, except to the extent provided in the Retirement Agreement. The principal terms of the Retirement Agreement provide that:

•
Mr. Blouch will be paid retirement benefits at a rate equal to 50% of his current salary (which salary is $875,000 annually) payable upon retirement, in accordance with the Company’s regular payroll cycle, for periods aggregating up to 18 months following retirement.

•
In further recognition of his retirement, Mr. Blouch will be paid a retirement benefit in the amount of $18,888.88 per month, payable upon retirement for periods aggregating up to 18 months following retirement.

•
Mr. Blouch will be paid an additional amount of $875 per month in lieu of certain welfare benefits he would have been entitled to had he remained an employee, for periods aggregating up to 18 months following retirement.

•
The Company has amended certain of Mr. Blouch’s outstanding time-based restricted stock awards granted under the Company’s equity compensation plans to provide that such awards will continue to vest in accordance with the terms of the applicable award agreement through January 31, 2015. As a result, Mr. Blouch will vest in an aggregate of 16,100 shares of restricted stock as of November 15, 2014. Effective February 1, 2015, all remaining unvested time-based restricted stock will be forfeited by Mr. Blouch in accordance with the terms of the applicable award agreement. Pursuant to the existing terms of the award, Mr. Blouch also will be entitled to seven months of prorated vesting of the 20,800 performance-based restricted shares he was granted in March 2014, subject to the Company’s achievement of the specified performance goals over the three-year period ending December 31, 2016, and otherwise as provided and to the extent set forth in the applicable performance share award agreement.

•
The Company has amended certain of Mr. Blouch’s outstanding stock options granted under the Company’s equity compensation plans to provide that stock options representing (1) an aggregate of 12,500 unvested common shares at an exercise price of $25.24 per share, (2) an aggregate of 49,850 unvested common shares at an exercise price of $24.45 per share, and (3) an aggregate of 75,000 unvested common shares at an exercise price of $13.37 per share, will continue to vest pursuant to the schedule provided in the applicable option agreement and will remain exercisable for the duration of the term of the applicable option agreement. All other unvested portions of any stock option awarded to Mr. Blouch will terminate and expire as of his retirement. Any vested portions of other stock options awarded to Mr. Blouch will remain exercisable following retirement to the extent provided in the applicable award agreement, for the duration of the term of the applicable option agreement.

•	The Company will reimburse Mr. Blouch for up to $40,000 of his legal fees and expenses incurred in connection with his retirement and the Retirement Agreement.

•
If a change in control of the Company occurs on or before January 31, 2016, any unpaid retirement benefit amounts under the Retirement Agreement will accelerate and be payable to Mr. Blouch following the change of control.

•
Mr. Blouch will continue as a participant in the Company’s death benefit only insurance plan at 1x his current salary (which salary is $875,000 annually) and otherwise in accordance with the terms of the plan.

•
Mr. Blouch will become entitled to any benefits he has accrued under the Company’s retirement benefit plans upon his retirement. Mr. Blouch’s further participation as an active employee under the retirement benefit plans will cease as of his retirement and he will not be entitled to any additional benefit accruals under the plans.

Under the Retirement Agreement, in order for Mr. Blouch to receive the payments and benefits described in the first through seventh bullet points above, he must agree, on or before September 30, 2014, to a general release of claims against the Company. Under the Retirement Agreement, Mr. Blouch reaffirmed his existing confidentiality and non-competition obligations to the Company, and agreed that the non-competition period under such obligations will be two years following his retirement.
The foregoing summary of the terms and conditions of the Retirement Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 7.01    Regulation FD Disclosure.
On July 24, 2014, the Company issued a press release announcing the retirement of Gerald B. Blouch as President and Chief Executive Officer of the Company, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and between Invacare Corporation and Robert K. Gudbranson.

10.2	Retirement Agreement and Release by and between Invacare Corporation and Gerald B. Blouch.

99.1	Press Release, dated July 24, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: July 24, 2014	By:	/s/ Anthony C. LaPlaca
Anthony C. LaPlaca
Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and between Invacare Corporation and Robert K. Gudbranson.

10.2	Retirement Agreement and Release by and between Invacare Corporation and Gerald B. Blouch.

99.1	Press Release, dated July 24, 2014.